UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2006

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the following information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  This Current Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

On September 12, 2006, several members of senior management of MarkWest Hydrocarbon, Inc. (the “Company”), gave a presentation to investors and analysts in Houston regarding the businesses, growth strategies and recent financial performance of the Company. This same presentation will be made in New York on September 14, 2006.

The information included with this Current Report as Exhibit 99.1 includes graphic images or slides used in the presentation.  These slides are available for viewing at our website, www.markwest.com, although we reserve the right to discontinue that availability at any time.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or change in events, conditions, or circumstances on which any forward-looking statement is based.

This presentation utilizes the non-GAAP financial measures of EBITDA, Segment EBITDA and Distributable Cash Flow.  We define EBITDA as net income or loss before interest; provision for income taxes; and depreciation and amortization expense.  We define Segment EBITDA as segment revenue, net of purchased product costs and facility expenses.   EBITDA and Segment EBITDA are not a measure of performance calculated in accordance with GAAP, and (ii) should not be considered in isolation or as a substitute for net income, income from operations or cash flow as reflected in our financial statements. EBITDA and Segment EBITDA are presented because such information is relevant and is used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and operating results of our fundamental business activities. Management believes that the presentation of EBITDA and Segment EBITDA are useful to lenders and investors as an indicator of the strength and performance of our ongoing business operations. Additionally, management believes that EBITDA and Segment EBITDA provide additional and useful information to our investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. The presentation of EBITDA and Segment EBITDA allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results.  In general, we define Distributable Cash Flow as net income or loss plus (i) depreciation, amortization and accretion expense; (ii) non-cash earnings from unconsolidated affiliates; (iii) contributions to unconsolidated affiliates net of expansion capital expenditures; (iv) non-cash compensation expense; (v) non-cash derivative activity; (vi) gains and losses on the sale of assets; and (vii) the subtraction of sustaining capital expenditures. Distributable Cash Flow is a significant liquidity metric used by our senior management to compare basic cash flows generated by us to the cash distributions we expect to pay. Distributable cash flow is also an important Non-GAAP financial measure since it serves as an indicator of our success in providing a cash return on investment. Distributable cash flow is also a quantitative standard used by the investment community with respect to companies such as ours because the value of a share is in part measured by its yield (which in turn is based on the amount of cash distributions a company pays to a shareholder).  The GAAP measure most directly comparable to Segment EBITDA and EBITDA is net income.

ITEM 9.01. Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description of Exhibit

99.1	Slide show presented at the Company’s First Annual Investor Conference on September 12 and September 14, 2006

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Date: September 12, 2006	By:	/s/ NANCY K. MASTEN
Nancy K. Masten
Chief Accounting Officer